Exhibit 10.17

STRATEGIC COLLABORATION AGREEMENT

This AGREEMENT ("Agreement") is made on 4th of September 2026 ("Effective Date");

BETWEEN

SANVO Fine Chemicals Group Limited, a company incorporated under the laws of the Cayman Islands with limited liability and having its registered office at 71 Fort Street, PO Box 500, George Town, Grand Cayman KY1-1106, Cayman Islands. **("SANVO")**

AND

Green Circle Decarbonize Technology Limited, a company incorporated under the laws of the Cayman Islands with limited liability and having its registered office at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KYl-1111, Cayman Islands. **("Green Circle").**

WHEREAS

(A) Green Circle and SANVO desire to engage to explore operational agility and manufacturing capabilities regarding green technology solutions/products in the People's Republic of China ("PRC").

(B) Green Circle has expertise in capabilities of research and own the green technology relating to a product, BocaPCM-TES Panels.

(C) SANVO agrees to act as the sole supplier and exclusive manufacturer for the mass production of Green Circle's BocaPCM-TES Panels in the PRC.

(D) The Parties desire to collaborate on the production of BocaPCM-TES Panels in PRC.

NOW THEREFORE THE PARTIES HEREBY AGREE as follows:

1. Scope of Collaboration

1.1 SANVO shall act as the sole supplier and exclusive manufacturer for the mass production of Green Circle's BocaPCM-TES Panels in the PRC. Shall assist Green Circle for the mass production of Green Circle's BocaPCM-TES Panels in the PRC.

1.2 The Parties shall collaborate to: (a) Study and evaluate technical and operational feasibility; and (b) Acknowledge the completion of capacity assessments, trial productions, license checks, and facility evaluations if viable.

2. Term

2.1 The term of this Agreement is 4th September 2026 for a period of 3 years.

3. Ownership

3.1 The Parties acknowledge that any inventions, discoveries, or developments, whether patentable or not, made during the course of this contract shall be owned by the Green Circle responsible for their creation, subject to the terms of this agreement.

3.2 In the event that an invention, discovery, or development made during the course of this contract is patentable, Green Circle responsible for its creation shall have the first right to file for patent protection. However, both Parties agree to promptly notify each other of any such inventions and cooperate in the patent filing process.

3.3 SANVO agrees to assist the Green Circle for producing and manufacturing the BocaPCM-TES Panels in the PRC at its reasonable request.

3.4 The ownership rights and obligations set forth in this clause shall survive the termination or expiration of this contract and shall be binding upon the Parties and their respective successors and assigns.

3.5 This clause shall be interpreted and governed by the laws of Hong Kong Special Administrative Region ("HKSAR"). Any disputes arising from or relating to patent ownership shall be subject to the exclusive jurisdiction of the courts of HKSAR.

4. Termination

Either Party may terminate this Agreement by giving seven (7) days'prior written notice to the other Party, with or without cause.

Termination shall not affect any accrued rights or obligations of the Parties as at the date of termination.

5. Expenses

Each Party shall bear its own expenses and costs relating to the negotiation, preparation, execution, and performance of its obligations under this Agreement.

6. Confidentiality

6.1 Neither Party shall publicly announce or disclose the existence or terms of this Agreement without the prior written consent of the other Party, except as required by applicable law or the rules of any relevant stock exchange.

6.2 The obligations under this Clause 6 shall survive the termination or expiration of this Agreement

7. Notice

7.1 Any notice or other information required or authorized by this Agreement to be given by either Party may be given by hand or sent by post or fax or email in English language to the other Party at address or fax number or email address set out as follows:

Green Circle Decarbonize Technology Limited	**SANVO Fine Chemicals Group Limited**
Contact person: **Dr. Chan Kam Biu Richard**	**Contact person:** **Mr. Mark Ng**
Email: dr.richardchan@gmail.com	**Email: mark.ng@mncpa.hk**

7.2 Any notice sent by email shall be deemed served two (2) days after transmission

8. Entire Agreement

This Agreement hereto sets out the entire agreement of the parties and supersedes all prior agreements and understandings relating to its subject matter.

9. Amendment

No amendment, change or modification of this Agreement shall be valid unless in writing signed by the Parties hereto.

10. Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision(s) by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

11. Third Party Rights

The terms of this Agreement are not intended to be enforceable by virtue of the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) by any person who is not a party to this Agreement.

12. Governing Law and Submission to Jurisdiction

12.1 This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong.

12.2 The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts as regards any proceeding, claim, dispute or matter arising (or which may arise) out of or in connection with or relating to this Agreement or any document to be executed pursuant to this Agreement.

IN WITNESS WHEREOF the Parties have entered into this Agreement the day, month, and year first above written.

SIGNED by	)	[redacted]
for and on behalf of	)	
SANVO Fine Chemicals Group Limited	)	
	)	
	)	
in the presence of:	)	

SIGNED by Chan Kam Biu Richard	)	[redacted]
for and on behalf of **Green Circle**	)	
Decarbonize Technology Limited	)	
	)	
in the presence of:	)	
	)	